SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported)           December 19, 2002

CHELSEA PROPERTY GROUP, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-12328 (Commission File Number)	22-3251332 (IRS Employer ID Number)

103 Eisenhower Parkway, Roseland, New Jersey	07068

(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(973) 228-6111

___________________________________________________________________________
(Former name or former address, if changed since last report)

Item 2.     Acquisition or Disposition of Assets.

           On December 19, 2002, Chelsea acquired four outlet centers from New Plan Excel Realty Trust, Inc. pursuant to the provisions of a Purchase Agreement dated November 11, 2002 (the “Purchase Agreement”). The centers contain a total of approximately 1.3 million square feet of gross leasable area and consist of a 293,000 square-foot center located in Jackson, New Jersey, a 400,000 square-foot center located in Osage Beach, Missouri, a 329,000 square-foot center located in St. Augustine, Florida, and a 317,000 square-foot center located in Branson, Missouri. The total purchase price for the centers was approximately $193 million. Chelsea intends to continue to use the assets as outlet centers.

           The funds used by Chelsea to consummate the acquisition were derived from the sale pursuant to a registration statement of 3,500,000 shares of common stock, yielding net proceeds of approximately $119 million, and the sale pursuant to a registration statement of $150 million 6.0% notes due January 2013.

           The purchase price and all negotiations relating to the transaction were on an arm's length basis.

           The foregoing description of the acquisition is qualified in its entirety by reference to the complete text of the Purchase Agreement which is filed as an exhibit hereto.

          On November 21, 2002, Chelsea acquired two outlet centers from JMJ Properties, Inc. The properties consist of a 305,000 square-foot center located in Albertville, Minnesota, and a 278,000 square-foot center located in Johnson Creek, Wisconsin. The total purchase price for the centers was approximately $89.5 million and was financed by issuing approximately $45.5 million of limited partnership units in CPG Partners, L.P. and the balance from Chelsea’s senior credit facility. Financial information regarding the above-mentioned acquisition is included in the financial statements of Chelsea attached hereto.

Item 7.     Exhibits

(a)     Financial Statements of Businesses Acquired

           Reference is made to the Combined Statements of Revenues and Certain Expenses for the year ended December 31, 2001 and for the nine months ended September 30, 2002 which are attached hereto.

(b)     Pro Forma Financial Information

           Reference is made to the Pro Forma Combining Financial Statements which are attached hereto.

(c)	Exhibit Number 2 23	Description Purchase Agreement dated November 11, 2002. Consent of Ernst & Young LLP

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHELSEA PROPERTY GROUP, INC. By: /s/ Michael J. Clarke Name: Michael J. Clarke Title: Senior Vice President and Chief Financial Officer

Dated:  January 3, 2003

EXHIBIT INDEX

Exhibit Number 2 23	Description Purchase Agreement dated November 11, 2002. Consent of Ernst & Young LLP	Page

New Plan Acquired Properties

Combined Statements of Revenues and Certain Expenses

Year ended December 31, 2001 and
for the nine months ended September 30, 2002
(Unaudited)

Contents

Report of Independent Auditors	3

Financial Statement

Combined Statements of Revenues and Certain Expenses	4

Notes to Combined Statements of Revenues and Certain Expenses	5

Report of Independent Auditors

Board of Directors and Stockholders
Chelsea Property Group, Inc.

We have audited the accompanying combined statement of revenues and certain expenses of the New Plan Acquired Properties (the “Properties”), as described in Note 1, for the year ended December 31, 2001. The financial statement is the responsibility of the Properties’ management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenues and certain expenses was prepared for the purposes of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Prospectus Supplement of Chelsea Property Group, Inc. and is not intended to be a complete presentation of the Properties’ revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the combined revenues and certain expenses of the New Plan Acquired Properties, as described in Note 1, for the year ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

New York, New York
November 11, 2002

New Plan Acquired Properties

Combined Statements of Revenues and Certain Expenses
(Amounts in thousands)

                                                             Nine months ended          Year ended
                                                            September 30, 2002        December 31, 2001
                                                            ------------------        -----------------
                                                               (Unaudited)
Revenues:
     Base rent...........................................       $15,533                    $20,228
     Percentage rent.....................................         1,166                      1,763
     Tenant reimbursements...............................         5,195                      6,917
     Other...............................................           144                        562
                                                                -------                    -------
Total revenues...........................................        22,038                     29,470
                                                                -------                    -------

Certain expenses:
     Property expenses...................................         5,367                      6,857
     Real estate taxes...................................         1,109                      1,431
     Other...............................................            91                        149
                                                                -------                    -------
Total certain expenses...................................         6,567                      8,437
                                                                -------                    -------

Revenues in excess of certain expenses...........               $15,471                    $21,033
                                                                =======                    =======

See accompanying notes.

New Plan Acquired Properties

Notes to Combined Statements of Revenues and Certain Expenses
(Amounts in thousands)

1. Organization and Basis of Presentation

Presented herein is the combined statements of revenues and certain expenses related to the operations of four factory outlets center properties which are known as Jackson Outlet Village, Factory Merchants Branson, Factory Outlet Village Osage Beach, and St. Augustine Outlet Center (collectively, the “Properties”). The Properties, which are currently owned and managed by New Plan Excel Realty Trust Inc., are not legal entities, but rather a combination of properties which are under contract for purchase by Chelsea Property Group, Inc.

Jackson Outlet Village has 292,563 square feet of gross leasable area that is located in Jackson, New Jersey. Factory Merchants Branson has 317,706 square feet of gross leasable area that is located in Branson, Missouri. Factory Outlet Village Osage Beach has 400,428 square feet of gross leasable area that is located in Osage Beach, Missouri. St. Augustine Outlet Center has 329,362 square feet of gross leasable area that is located in St. Augustine, Florida.

The accompanying combined statements of revenues and certain expenses has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for the acquisition of real estate properties. Accordingly, the financial statements exclude certain expenses that may not be comparable to those expected to be incurred in the future operations of the aforementioned properties. Items excluded consist of interest, depreciation, and amortization.

2. Use of Estimates

The preparation of the statements of revenues and certain expenses in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the statements of revenues and certain expenses and accompanying notes. Actual results could differ from those estimates.

3. Revenue Recognition

Leases with tenants are accounted for as operating leases. Base rent is recognized on a straight-line basis over the lease term according to the provisions of the lease. The excess of amounts contractually due over rents recognized was $93 for the year ended December 31, 2001 and $29 for the nine months ended September 30, 2002 (unaudited). Certain lease agreements contain provisions for rents, which are calculated on a percentage of sales and recorded on the accrual basis. These rents are accrued monthly once the required thresholds per the lease agreement are exceeded. Virtually all lease agreements contain provisions for additional rents representing reimbursement of real estate taxes, insurance, advertising and common area maintenance costs.

4. Risks and Uncertainties

The Properties’ results of operations are significantly dependent on the overall health of the retail industry. The Properties’ tenant base is comprised almost exclusively of merchants in the retail industry. The retail industry is subject to external factors such as inflation, consumer confidence, unemployment rates and consumer tastes and preferences. A decline in the retail industry could reduce merchant sales, which could adversely affect the operating results of the Properties. A number of merchants occupied space in more than one of the Properties; however, no single merchant accounts for more than 10% of the Properties’ base rents and no one tenant occupies more than 10% of the Properties’ total gross leasable area for both the year ended December 31, 2001 and the nine months ended September 30, 2002 (unaudited).

5. Lease Agreements

The Properties lease and sub-lease retail stores under operating leases with term expiration dates ranging from 2002 to 2015. Most leases are renewable for five years after expiration of the initial term at the lessee’s option. Future minimum lease receipts under non-cancelable operating leases as of December 31, 2001, exclusive of renewal option periods, were as follows (in thousands):

               2002............      $19,825
               2003............       18,720
               2004............       13,821
               2005............       10,816
               2006............        8,263
               Thereafter......       11,771
                                 --------------
                                     $83,216
                                 ==============

6. Ground Lease

Ground rent expense is recognized on a straight-line basis over the initial term of the lease.

The property located in Branson, Missouri is encumbered by a ground lease with the City of Branson. The rent expense for 2001 was $149. The lease payments for 2002 to 2006 will be $113 annually. Lease payments will increase every five years based on increases in the Consumer Price Index. The lease will expire on November 30, 2021.

7. Management Fees

New Plan Excel Realty Trust charges the Properties management fees. For the year ended December 31, 2001 and the nine months ended September 30, 2002 (unaudited) the Properties incurred such fees in the amount of approximately $816 and $630 (unaudited), respectively. Such fees are included in property expenses in the accompanying combined statements of revenues and certain expenses.

8. Commitments and Contingencies

The Properties are not presently involved in any material litigation nor, to its knowledge, is any material litigation threatened against the Properties, other than routine litigation arising in the ordinary course of business. Management believes the costs, if any, incurred by the Properties related to any of this litigation will not materially affect the operating results of the Properties.

9. Interim Unaudited Financial Information

The financial statement for the nine months ended September 30, 2002 is unaudited, however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

Albertville Factory Outlets and Johnson Creek Factory Outlets

Combined Statements of Revenues and Certain Expenses

Year ended December 31, 2001 and
for the nine months ended September 30, 2002
(Unaudited)

Contents

Report of Independent Auditors	3

Financial Statement

Combined Statements of Revenues and Certain Expenses	4

Notes to Combined Statements of Revenues and Certain Expenses	5

Report of Independent Auditors

Board of Directors and Stockholders
Chelsea Property Group, Inc.

We have audited the accompanying combined statement of revenues and certain expenses of the properties known as Albertville Factory Outlets and Johnson Creek Factory Outlets, (collectively, the “Properties”), as described in Note 1, for the year ended December 31, 2001. The financial statement is the responsibility of the Properties’ management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenues and certain expenses was prepared for the purposes of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Prospectus Supplement of Chelsea Property Group, Inc. and is not intended to be a complete presentation of the Properties’ revenues and expenses.

In our opinion, the combined statement of revenues and certain expenses referred to above presents fairly, in all material respects, the combined revenues and certain expenses of Albertville Factory Outlets and Johnson Creek Factory Outlets, as described in Note 1, for the year ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

New York, New York
October 18, 2002

Albertville Factory Outlets and Johnson Creek Factory Outlets

Combined Statements of Revenues and Certain Expenses
(in thousands)

                                                           Nine months ended           Year ended
                                                           September 30, 2002         December 31, 2001
                                                           ------------------         -----------------
                                                               (Unaudited)
Revenues:
     Base rent.........................................         $6,555                      $8,158
     Percentage rent...................................            292                         324
     Tenant reimbursements.............................          2,897                       3,312
     Other ............................................            154                         239
                                                               -------                     -------
Total revenues.........................................          9,898                      12,033
                                                               -------                     -------

Certain expenses:
     Property expenses.................................          2,044                       2,645
     Real estate taxes.................................            872                         870
     Other..... .......................................             73                         161
                                                               -------                     -------
Total certain expenses.................................          2,989                       3,676
                                                               -------                     -------

Revenues in excess of certain expenses.................         $6,909                      $8,357
                                                               =======                     =======

See accompanying notes.

Albertville Factory Outlets and Johnson Creek Factory Outlets

Notes to Combined Statements of Revenues and Certain Expenses
(Amounts in thousands)

1. Organization and Basis of Presentation

Presented herein are the combined statements of revenues and certain expenses related to the operations of two factory outlets center properties which are known as Albertville Factory Outlets (“Albertville”) and Johnson Creek Factory Outlets (“Johnson Creek”) (collectively, the “Properties”). The Properties, which are managed by JMJ Properties Inc. and are under common ownership, are not legal entities but rather two individual operating retail centers which are under contract to be purchased by Chelsea Property Group, Inc.

Albertville has 305,290 square feet of gross leasable area and is located in Albertville, Minnesota. Johnson Creek has 277,517 square feet of gross leasable area and is located in Johnson Creek, Wisconsin.

The accompanying combined statements of revenues and certain expenses have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for the acquisition of real estate properties. Accordingly, the combined statements of revenues and certain expenses exclude certain expenses that may not be comparable to those expected to be incurred in the future operations of the aforementioned properties. Items excluded consist of interest, ground rent expense, depreciation, amortization, and management fees.

2. Use of Estimates

The preparation of the combined statements of revenues and certain expenses in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the combined statement of revenues and certain expenses and accompanying notes. Actual results could differ from those estimates.

3. Revenue Recognition

Leases with tenants are accounted for as operating leases. Base rent is recognized on a straight-line basis over the lease term according to the provisions of the lease. The excess of rents recognized over amounts contractually due was $78 for the year ended December 31, 2001 and $91 for the nine months ended September 30, 2002 (unaudited). Certain lease agreements contain provisions for rents, which are calculated on a percentage of sales and recorded on the accrual basis. These rents are accrued monthly once the required thresholds per the lease agreement are exceeded. Virtually all lease agreements contain provisions for additional rents representing reimbursement of real estate taxes, insurance, advertising and common area maintenance costs.

4. Risks and Uncertainties

The Properties’ results of operations are significantly dependent on the overall health of the retail industry. The Properties’ tenant base is comprised almost exclusively of merchants in the retail industry. The retail industry is subject to external factors such as inflation, consumer confidence, unemployment rates and consumer tastes and preferences. A decline in the retail industry could reduce merchant sales, which could adversely affect the operating results of the Properties. A number of merchants occupied space in each of the Properties; however, no single merchant accounts for more than 10% of the Properties’ base rents and no one tenant occupies more than 10% of the Properties’ total gross leasable area for both the year ended December 31, 2001 and the nine months ended September 30, 2002 (unaudited).

5. Lease Agreements

The Properties lease retail stores under operating leases with term expiration dates ranging from 2002 to 2013. Most leases are renewable for five years after expiration of the initial term at the lessee’s option. Future minimum lease receipts under non-cancelable operating leases as of December 31, 2001, exclusive of renewal option periods, were as follows (in thousands):

               2002............       $8,527
               2003............        7,834
               2004............        6,723
               2005............        4,482
               2006............        2,197
               Thereafter......        4,297
                                 --------------
                                     $34,060
                                 ==============

6. Commitments and Contingencies

The Properties are not presently involved in any material litigation nor, to its knowledge, is any material litigation threatened against the Properties, other than routine litigation arising in the ordinary course of business. Management believes the costs, if any, incurred by the Properties related to any of this litigation will not materially affect the operating results of the Properties.

7. Related Party Transactions

For the year ended December 31, 2001 and the nine months ended September 30, 2002 (unaudited) the Properties incurred administrative overhead and marketing fees payable to JMJ Properties, Inc. in the amount of approximately $829 and $665 (unaudited), respectively.

8. Interim Unaudited Financial Information

The financial statement for the nine months ended September 30, 2002 is unaudited, however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

Chelsea Property Group, Inc.
Pro forma Consolidating Financial Statements
(Unaudited)

The unaudited pro forma condensed consolidating balance sheet of Chelsea Property Group, Inc. (the "Company") as of September 30, 2002 has been prepared as if the Company's purchase of two properties from JMJ Properties, Inc. ("JMJ Properties") and four properties from New Plan Excel Realty Trust, Inc. ("NPXL Properties") had been consummated on September 30, 2002. The pro forma condensed consolidating income statements for the nine months ended September 30, 2002 and for the year ended December 31, 2001 are presented as if the purchases of the six aforementioned centers, the remaining 51% interest in the F/C Properties (acquired August 20, 2002), the remaining 50% interest in Simon Chelsea Orlando Development, LP (“OPO”) (acquired April 1, 2002) and the Konover Property Trust Portfolio (“KPT”) (acquired September 25, 2001) (collectively the “Acquisition Properties”) occurred at January 1, 2001 and the effect thereof was carried forward. Additionally, the pro forma financial statements give effect to the sale of common stock and issuance of unsecured bonds at 6.0% in conjunction with the NPXL Properties purchase and the issuance of limited partnership units in conjunction with the JMJ Properties purchase.

The Company acquired KPT for a total purchase price of approximately $180 million, including the assumption of approximately $131 million of non-recourse mortgage debt using available cash of approximately $25 million and borrowings on the senior credit facility of approximately $17 million. The Company acquired OPO for a total purchase price of approximately $76 million, including the assumption of approximately $30 million of non-recourse mortgage debt, using borrowings on the senior credit facility of approximately $46 million. The Company acquired F/C Properties for a total purchase price of approximately $146 million, including the assumption of approximately $87 million of non-recourse mortgage debt using borrowings on the senior credit facility of approximately $59 million. The Company acquired JMJ Properties on November 22, 2002 for $91.5 million (which amount includes transaction costs), including an option to acquire land for $7.2 million, by issuing approximately $44.5 million of limited partnership units of CPG Partners LP, the Operating Partnership, and the balance from borrowings on the senior credit facility. The Company acquired NPXL Properties on December 19, 2002 for $193 million using proceeds from the completed sale of common stock of approximately $119.3 million and the balance from the proceeds of the 6.0% unsecured bond offering.

The pro forma condensed consolidating financial statements do not purport to represent what the Company’s financial position or results of operations would have been assuming the purchase of the Acquisition Properties had occurred at the beginning of the period indicated, nor do they purport to project the Company’s financial position or results of operations at any future date or for any future period. The pro forma condensed consolidating financial statements should be read in conjunction with the Company’s consolidated financial statements for the year ended December 31, 2001 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

Chelsea Property Group, Inc.
Pro forma Consolidating Income Statement
for the Year Ended December 31, 2001
(In thousands, except per share data)

                             The                             F/C         JMJ        NPXL      Pro Forma     Pro Forma
                           Company       KPT        OPO   Properties  Properties  Properties   Adjust.    Consolidated
                           ---------   --------  -------  ----------  ----------  ----------  ----------  ------------
Revenues:                     (a)        (b)        (c)      (d)         (e)         (f)
  Base rent...........     $127,229    $26,445    $12,538   $28,689    $8,158     $20,228       $618(g)    $223,905

  Percentage rent.....       18,049        587      2,901     1,054       324       1,763                    24,678
  Expense
  reimbursements......       50,559      8,310      4,156     9,994     3,312       6,917                    83,248
  Other income........       11,018        530      1,186       453       239         562       (888)(h)     13,100
                           ---------   --------  -------  ----------  ----------  ----------  ----------  ------------
Total revenues........      206,855     35,872     20,781    40,190    12,033      29,470       (270)       344,931
                           ---------   --------  -------  ----------  ----------  ----------  ----------  ------------
Expenses:
  Operating and
  maintenance.........       57,791     13,313      4,212    10,496     3,515       8,288                    97,615
  Depreciation and
  amortization........       48,554                                                           19,989(i)      68,543
  General, admin. and
  other...............        7,430        371        220       873       161         149        726(j)       9,930
                           ---------   --------  -------  ----------  ----------  ----------  ----------  ------------
Total expenses........      113,775     13,684      4,432    11,369     3,676       8,437     20,715        176,088
                           ---------   --------  -------  ----------  ----------  ----------  ----------  ------------

Income before
unconsolidated
investments, interest
expense and
minority interest.....       93,080     22,188     16,349    28,821     8,357      21,033    (20,985)       168,843
Income from
unconsolidated
investments.............     15,642                                                          (11,570)(k)      4,072
Loss from Chelsea
Interactive.............     (5,337)                                                                         (5,337)

Interest expense........    (36,865)                                                         (37,471)(l)    (74,336)
                           ---------   --------  -------  ----------  ----------  ----------  ----------  ------------

Income before minority
interest................     66,520     22,188     16,349    28,821     8,357      21,033    (70,026)        93,242
Minority interest.......    (14,706)                                                          (5,338)(m)    (20,044)
                           ---------   --------  -------  ----------  ----------  ----------  ----------  ------------

Net income..............     51,814     22,188     16,349    28,821     8,357      21,033    (75,364)        73,198
Preferred dividend......     (4,188)                                                                         (4,188)
                           ---------   --------  -------  ----------  ----------  ----------  ----------  ------------
Net income to common
shareholders............     $47,626   $22,188    $16,349   $28,821    $8,357     $21,033   ($75,364)       $69,010
                           =========   ========  =======  ==========  ==========  ==========  ==========  ============
Basic:
Net income per common
share                          $1.41                                                                          $1.86
Weighted average common
shares outstanding......      33,678                                                           3,500(n)      37,178
Diluted:
Net income per common
share                          $1.37                                                                          $1.81
Weighted average
common shares
and equivalents
outstanding....               34,710                                                           3,500(n)      38,210

Notes to Pro forma Consolidating Income Statement:

(a)	As reported in the audited financial statements of Chelsea Property Group, Inc. for the year ended December 31, 2001. Shares and per share data adjusted to reflect the two-for-one stock split.

(b)	Derived from the unaudited Combined Statement of Revenues and Certain Expenses of KPT for the six months ended June 30, 2001.

(c)	Derived from the audited Statement of Revenues and Certain Expenses of OPO for the year ended December 31, 2001.

(d)	Derived from the audited Combined Statement of Revenues and Certain Expenses of F/C Properties, a joint venture between Fortress Registered Investment Trust and Chelsea, for the year ended December 31, 2001.

(e)	Derived from the audited Combined Statement of Revenues and Certain Expenses of JMJ Properties for the year ended December 31, 2001.

(f)	Derived from the audited Combined Statement of Revenues and Certain Expenses of NPXL Properties for the year ended December 31, 2001.

(g)	To adjust straight-line minimum rent of $0.6 million in connection with the property acquisitions.

(h)	Reduced interest income on cash of $24.8 million invested at 4.73% used to acquire the KPT Properties.

(i)	To reflect depreciation on KPT based on acquisition price of $194.5 million (including transaction costs and market value debt premium of $6.9 million), of which $38.2 million is land and $156.3 million is buildings, depreciation on JMJ Properties based on acquisition price of $91.5 million (including transaction costs of approximately $2 million and option to acquire land for $7.2 million), of which $12.6 million is land and $71.7 million is buildings, and depreciation on NPXL Properties based on acquisition price of $193 million, of which $29 million is land and $164 million is buildings. To also reflect depreciation on the stepped up basis of OPO and F/C Properties acquired (OPO basis of $115.3 million, of which $17.9 million is land and $97.4 million is building and improvements), (F/C Properties basis of $266.1 million, of which $36.3 million is land and $229.8 million is building and improvements).

(j)	To reflect adjustment for additional corporate overhead.

(k)	To eliminate income from unconsolidated investments of $5.1 million for OPO and $6.5 million for F/C Properties, which are consolidated as of January 1, 2001.

(l)	To reflect interest expense on $17 million of senior credit facility borrowing and non-recourse assumed debt with a face value of $131 million and a market value of $137.9 million for KPT, $46.3 million of senior credit facility borrowing and assumed debt with a face value of $59.4 million for OPO, $58.9 million of senior credit facility borrowing and non-recourse assumed debt with a face value of $169.6 million for F/C Properties, $47 million of senior credit facility borrowings for JMJ Properties and interest on $150 million of 6.0% unsecured notes due 2013 used to partially finance the NPXL Properties acquisition net of repayment of senior credit facility borrowings.

(m)	To adjust minority interest in net income as a result of the issuance of 1.3 million limited partnership units to the sellers of JMJ Properties.

(n)	To reflect the sale of common stock used to finance a portion of the NPXL Properties acquisition.

Chelsea Property Group, Inc.
Pro forma Consolidating Income Statement
for the Nine Months Ended September 30, 2002
(Unaudited - In thousands, except per share data)

                                 The                  F/C           JMJ        NPXL       Pro forma     Pro forma
                               Company       OPO    Properties   Properties  Properties     Adjust.   Consolidated
                              ---------    -------  ----------   ----------  ----------   ---------   ------------
Revenues:                        (a)         (b)        (c)        (d)         (e)
 Base rent..................   $128,776    $3,115     $18,597     $6,555      $15,533       $326(f)      $172,902
 Percentage rent............     12,952       697         852        292        1,166                      15,959
 Expense reimbursements.....     43,265       975       6,229      2,897        5,195                      58,561
 Other income...............      8,207       229         253        154          144                       8,987
                               --------    ------     -------     ------      -------       ------       --------
Total revenues..............    193,200     5,016      25,931      9,898       22,038        326          256,409
                               --------    ------     -------     ------      -------       ------       --------

Expenses:
 Operating and maintenance..     53,779       944       6,516      2,916        6,476                      70,631
 Depreciation and
 amortization...............     42,229                   816                              8,850(g)        51,895
 General, administrative
 and other..................      8,217       115         810         73           91                       9,306
                               --------    ------     -------     ------      -------       ------       --------
Total expenses..............    104,225     1,059       8,142      2,989        6,567      8,850          131,832
                               --------    ------     -------     ------      -------       ------       --------

Income before
unconsolidated investments,
interest expense and
minority interest...........     88,975     3,957      17,789      6,909       15,471     (8,524)         124,577

Income from unconsolidated
investments.................      8,784                  (634)                            (4,673)(h)        3,477
Loss from Chelsea
Interactive.................    (10,266)                                                                  (10,266)
Gain on sale of
unconsolidated
investment..................     10,911                                                                    10,911
Interest expense............    (33,691)               (1,634)                           (13,962)(i)      (49,287)
                               --------    ------     -------     ------      -------       ------       --------

Income before minority
interest....................     64,713     3,957      15,521      6,909       15,471    (27,159)          79,412

Minority interest...........    (12,607)                                                  (3,006)(j)      (15,613)
                               --------    ------     -------     ------      -------       ------       --------
Net income..................     52,106     3,957      15,521      6,909       15,471    (30,165)          63,799

Preferred dividend..........     (2,588)                                                                   (2,588)
                               --------    ------     -------     ------      -------       ------       --------

Net income to common
shareholders................    $49,518    $3,957     $15,521    $ 6,909     $ 15,471  $ (30,165)         $61,211
                               ========    ======     =======     ======      =======       ======       ========

Basic:
Net income per common share.      $1.31                                                                     $1.48
Weighted average common
shares outstanding..........     37,799                                                    3,500(k)        41,299
Diluted:
Net income per common share.      $1.26                                                                     $1.43
Weighted average common
shares and equivalents
outstanding.................     39,253                                                    3,500(k)        42,753

Notes to Pro forma Consolidating Income Statement:

(a)	As reported in the unaudited financial statements of Chelsea Property Group, Inc. for the nine months ended September 30, 2002. Shares and per share data adjusted to reflect the two-for-one stock split.

(b)	Derived from the unaudited Statement of Revenues and Certain Expenses of OPO for the three months ended March 31, 2002.

(c)	Derived from the unaudited Combined Statement of Revenues and Certain Expenses of F/C Properties for the period January 1, 2002 to August 20, 2002.

(d)	Derived from the unaudited Combined Statement of Revenues and Certain Expenses of JMJ Properties for the nine months ended September 30, 2002.

(e)	Derived from the unaudited Combined Statement of Revenues and Certain Expenses of NPXL Properties for the nine months ended September 30, 2002.

(f)	To adjust straight-line minimum rent of $0.3 million in connection with the property acquisitions.

(g)	To reflect depreciation on KPT based on acquisition price of $194.5 million (including transaction costs and market value debt premium of $6.9 million), of which $38.2 million is land and $156.3 million is buildings, depreciation on JMJ Properties based on acquisition price of $91.5 million (including transaction costs of approximately $2 million and option to acquire land for $7.2 million), of which $12.6 million is land and $71.7 million is buildings, and depreciation on NPXL Properties based on acquisition price of $193 million, of which $29 million is land and $164 million is buildings. To also reflect depreciation on the stepped up basis of OPO and F/C Properties acquired (OPO basis of $115.3 million, of which $17.9 million is land and $97.4 million is building and improvements), (F/C Properties basis of $266.1 million, of which $36.3 million is land and $229.8 million is building and improvements).

(h)	To eliminate income from unconsolidated investments of $1.3 million for OPO and $4.0 million for F/C Properties, which are consolidated as of January 1, 2001.

(i)	To reflect interest expense on $17 million of senior credit facility borrowing and non-recourse assumed debt with a face value of $131 million and a market value of $137.9 million for KPT, $46.3 million of senior credit facility borrowing and assumed debt with a face value of $59.4 million for OPO, $58.9 million of senior credit facility borrowing and non-recourse assumed debt with a face value of $169.6 million for F/C Properties, $47 million of senior credit facility borrowings for JMJ Properties and interest on $150 million of 6.0% unsecured notes due 2013 used to partially finance the NPXL Properties acquisition net of repayment of senior credit facility borrowings.

(j)	To adjust minority interest in net income as a result of the issuance of 1.3 million limited partnership units to the sellers of JMJ Properties.

(k)	To reflect the sale of common stock used to finance a portion of the NPXL Properties acquisition.

Chelsea Property Group, Inc.
Pro forma Consolidating Balance Sheet
As of September 30, 2002
(Unaudited)
(In thousands)

                                               The               JMJ            NPXL           Pro forma
                                             Company           Pro forma      Pro forma       Consolidated
                                         ------------------ ------------   -------------    ----------------
Assets                                          (a)
Rental properties:
   Land..............................         $216,763        $12,651  (b)   $28,950   (c)       $258,364
   Depreciable property..............        1,324,535         71,689  (b)   164,050   (c)      1,560,274
                                         ------------------ ------------   -------------      ------------
Total rental property................        1,541,298         84,340        193,000            1,818,638
Accumulated depreciation.............         (269,849)                                          (269,849)
                                         ------------------ ------------   -------------    ----------------
Rental properties, net...............        1,271,449         84,340        193,000            1,548,789
Cash and cash equivalents............           13,693                           300               13,993
Restricted cash......................            4,212                                              4,212
Investments in unconsolidated
affiliates...........................           74,093                                             74,093
Notes receivable, related parties....            2,746                                              2,746
Deferred costs, net..................           15,835                                             15,835
Other assets.........................           48,656          7,160  (b)                         55,816
                                         ------------------ ------------   -------------    ----------------
Total assets.........................       $1,430,684        $91,500        $193,300          $1,715,484
                                         ================== ============   =============    ================

Liabilities and stockholders' equity
Liabilities:
   Unsecured bank debt...............          $97,035        $47,000  (d)  $(73,000)  (e)        $71,035
   Unsecured notes...................          472,647                       147,000   (f)        619,647
   Mortgage debt.....................          307,677                                            307,677
  Construction payables..............            8,034                                              8,034
  Accounts payables and accrued
  expenses...........................           36,026                                             36,026
  Accrued dividends and
  distributions............                     22,711                                             22,711
   Other liabilities.................           22,676                                             22,676
                                         ------------------ ------------   -------------    ----------------
Total liabilities....................          966,806          47,000         74,000           1,087,806
                                         ------------------ ------------   -------------    ----------------

Minority interest....................          114,472          44,500(g)                         158,972

Stockholders' equity:
   Preferred stock...................                8                                                  8
   Common stock......................              380                            35(h)               415
   Paid-in-capital...................          440,317                       119,265(h)           559,582
   Officer loan......................             (488)                                              (488)
   Distributions in excess of net
   income...............................       (84,724)                                           (84,724)
   Accumulated other comprehensive
loss.................................           (6,087)                                            (6,087)
                                         ------------------ ------------   -------------    ----------------
Total stockholders' equity...........          349,406           -           119,300              468,706
                                         ------------------ ------------   -------------    ----------------
Total liabilities and stockholders'
equity...............................       $1,430,684         $91,500      $193,300           $1,715,484
                                         ================== ============   =============    ================

Notes to Pro forma Consolidating Balance Sheet:

a)	As reported in the unaudited financial statements of Chelsea Property Group, Inc. as of September 30, 2002.

b)	To reflect acquisition of JMJ Properties for $91.5 million (including transaction costs of approximately $2 million and an option to acquire land for $7.2 million), financed by issuing approximately $44.5 million of limited partnership units and the balance from borrowings on the senior credit facility.

c)	To reflect acquisition of NPXL Properties for $193 million financed through the issuance of approximately $119.3 million of common stock and the balance from the proceeds of the offering of $150 million 6.0% unsecured notes due 2013.

d)	To reflect borrowings on the senior credit facility to finance the JMJ Properties acquisition.

e)	To reflect repayments on the senior credit facility from excess proceeds of the offering of 6.0% unsecured notes due 2013.

f)	To reflect offering of 6.0% unsecured notes due 2013 (net of discount) to partially finance the NPXL Properties acquisition.

g)	To reflect the issuance of approximately $44.5 million of limited partnership units used to partially finance the JMJ Properties acquisition.

h)	To reflect the sale of approximately $119.3 million of common stock used to partially finance the NPXL Properties acquisition.